Exhibit 99.1

Ark Restaurants Announces Financial Results for the
Second Quarter of 2018

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – May 14, 2018 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the second quarter ended March 31, 2018.

Total revenues for the three-month period ended March 31, 2018 were $35,276,000 versus $34,640,000 for the three months ended April 1, 2017. The three-month period ended March 31, 2018 includes revenues of $1,272,000 related to Sequoia DC which was closed for renovation for the entire three-month period ended April 1, 2017. The three-month period ended April 1, 2017 includes revenues of $1,762,000 related to three properties that were closed prior to fiscal 2018.

Total revenues for the six-month period ended March 31, 2018 were $74,628,000 versus $73,059,000 for the six months ended April 1, 2017. As noted above, the six-month period ended March 31, 2018 includes revenues of $1,273,000 generated during the second quarter of 2018 related to Sequoia DC which was closed for renovation for the entirety of the second quarter of 2017. The six-month period ended April 1, 2017 includes revenues of $3,258,000 related to three properties that were closed prior to fiscal 2018.

Company-wide same store sales increased 2.4% for the three-month period ended March 31, 2018 compared to the same three month period last year.

The Company’s EBITDA, adjusted for non-controlling interests, for the three-month period ended March 31, 2018 was $769,000 versus $694,000 during the same three-month period last year.

The Company’s EBITDA, adjusted for non-controlling interests, for the six-month period ended March 31, 2018 was $2,841,000 versus $4,794,000 during the same six-month period last year. EBITDA for the six-months ended April 1, 2017 includes a gain of $1,637,000 recognized in connection with the sale of the real estate underlying our Rustic Inn, Jupiter, FL property.

Net loss for the three-month period ended March 31, 2018, after a tax benefit, was ($637,000), or ($0.19) per basic and diluted share compared to ($393,000) after a tax benefit, or ($0.11) per basic and diluted share for the same three-month period last year.

Net income for the six-month period ended March 31, 2018 was $990,000 or $0.29 per basic, $0.28 per diluted share, compared to $1,341,000, or $0.39 per basic share, $0.38 per diluted share, for the same six-month period last year.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affected us, including a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. We were required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring our U.S. deferred tax assets and liabilities, and reassessing the net realizability of our deferred tax assets and liabilities. In December 2017, the Securities and Exchange Commission (the “SEC”) staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act, which allows us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. As a result, income tax expense reported for the six-months ended March 31, 2018 was adjusted to reflect the effects of the change in the tax law and resulted in a discrete income tax benefit of approximately $1.2 million. While we were able to make a reasonable estimate of the impact of the reduction in the corporate tax rate, it may be affected by other analyses related to the Tax Act. Accordingly, the Company’s accounting for impact of the Tax Act remains incomplete as of March 31, 2018.

Ark Restaurants owns and operates 20 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, NV and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located in Boston, Massachusetts, two are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino consist of one fast food concept. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include the Rustic Inn in Dania Beach, Florida and Shuckers, located in Jensen Beach and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores, Alabama and one in Spanish Fort, Alabama.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Income
For the 13 and 26-week periods ended March 31, 2018 and April 1, 2017

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	March 31,	April 1,	March 31,	April 1,
	2018	2017	2018	2017

TOTAL REVENUES	$35,276	$34,640	$74,628	$73,059

COST AND EXPENSES:

Food and beverage cost of sales	9,729	9,836	19,959	19,587
Payroll expenses	12,991	12,670	26,700	25,626
Occupancy expenses	4,119	3,764	9,150	8,496
Other operating costs and expenses	5,196	5,126	10,314	9,992
General and administrative expenses	2,525	2,444	5,603	5,744
Depreciation and amortization	1,278	1,053	2,582	2,535

Total costs and expenses	35,838	34,893	74,308	71,980

RESTAURANT OPERATING INCOME (LOSS)	(562)	(253)	320	1,079

Gain on sale of Rustic Inn, Jupiter property	—	—	—	1,637

OPERATING INCOME (LOSS)	(562)	(253)	320	2,716

OTHER (INCOME) EXPENSE:

Interest expense, net	273	161	492	165
Total other expense, net	273	161	492	165

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(835)	(414)	(172)	2,551

Provision (benefit) for income taxes	(145)	(127)	(1,223)	753

CONSOLIDATED NET INCOME (LOSS)	(690)	(287)	1,051	1,798

Net (income) loss attributable to non-controlling interests	53	(106)	(61)	(457)

NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(637)	$(393)	$990	$1,341

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$(0.19)	$(0.11)	$0.29	$0.39
Diluted	$(0.19)	$(0.11)	$0.28	$0.38

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,434	3,424	3,433	3,423
Diluted	3,434	3,424	3,552	3,541

EBITDA Reconciliation:
Restaurant operating income (loss)	$(562)	$(253)	$320	$1,079
Other income (expense), net	(273)	(161)	(492)	(165)
Restaurant income (loss) before provision (benefit) for income taxes	(835)	(414)	(172)	914
Gain on sale of Rustic Inn, Jupiter property	—	—	—	1,637
Pre tax income (loss)	$(835)	$(414)	$(172)	$2,551
Depreciation and amortization	1,278	1,053	2,582	2,535
Interest expense, net	273	161	492	165
EBITDA (a)	$716	$800	$2,902	$5,251

EBITDA adjusted for non-controlling interests:
EBITDA (as defined) (a)	$716	$800	$2,902	$5,251
Net (income) loss attributable to non-controlling interests	53	(106)	(61)	(457)
EBITDA, as adjusted	$769	$694	$2,841	$4,794

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.